Exhibit 99.1

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended February 28,				For the Two Months Ended February 28,
	2005	As a % of Total	2004	As a % of Total	2005	As a % of Total	2004	As a % of Total
Non-conforming production volume
Non-conforming
Wholesale	$480,438	74%	$366,102	65%	$926,810	75%	$698,194	63%
Correspondent/Bulk	97,348	15%	45,353	8%	$146,541	12%	116,336	11%
Retail *	71,907	11%	154,852	27%	$166,000	13%	289,497	26%

Total non-conforming production volume	$649,693	100%	$566,307	100%	$1,239,351	100%	$1,104,027	100%

# of funding days in the month	19		19		39		39

Average originations per funding day	$34,194		$29,806		$31,778		$28,308

Retail production volume *
Non-conforming
Sold to non-affiliates	$110,131	44%	$115,884	22%	$213,736	39%	$251,303	24%
Retained by NMI	71,907	28%	154,852	29%	166,000	30%	289,497	27%

Total non-conforming	182,038	72%	270,736	51%	379,736	69%	540,800	51%

Conforming/Government	71,448	28%	256,833	49%	167,156	31%	512,934	49%

Total retail production volume	$253,486	100%	$527,569	100%	$546,892	100%	$1,053,734	100%

*	Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(Unaudited)

	For the Month Ended 2/28/2005				For the Month Ended 1/31/2005				For the Month Ended 12/31/2004
	Weighted Average Coupon	Weighted Average LTV (A)	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV (A)	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV (A)	Weighted Average FICO	Percent of Total
Summary by Credit Grade
660 and above	7.07%	83.8%	700	32%	7.11%	84.3%	700	32%	7.12%	85.3%	702	32%
620 to 659	7.33%	82.2%	640	25%	7.46%	83.0%	639	23%	7.41%	83.5%	639	23%
580 to 619	7.69%	82.8%	599	18%	7.89%	82.1%	599	19%	7.81%	82.3%	599	19%
540 to 579	8.31%	80.7%	559	17%	8.39%	79.7%	560	17%	8.35%	79.8%	560	16%
539 and below	8.84%	78.4%	527	8%	9.01%	77.6%	527	9%	8.82%	78.2%	527	10%

	7.61%	82.2%	628	100%	7.73%	82.2%	628	100%	7.67%	82.8%	628	100%

Summary by Program Type
2-Year Fixed	7.73%	82.8%	613	66%	7.86%	82.8%	613	69%	7.80%	83.5%	615	69%
2-Year Fixed Interest-only	6.79%	81.0%	670	17%	6.83%	81.6%	670	15%	6.82%	82.1%	673	15%
3-Year Fixed	7.50%	81.3%	614	3%	7.22%	77.0%	632	2%	7.58%	80.8%	606	2%
3-Year Fixed Interest-only	6.57%	74.7%	663	1%	6.92%	83.3%	668	1%	6.63%	76.6%	666	1%
5-Year Fixed	6.38%	76.5%	694	1%	7.04%	75.9%	644	1%	6.81%	77.9%	648	1%
5-Year Fixed Interest-only	6.75%	76.5%	666	0%	6.53%	79.5%	695	0%	6.67%	80.6%	683	0%
15-Year Fixed	8.25%	77.8%	642	2%	8.34%	78.8%	649	2%	8.11%	75.9%	648	2%
30-Year Fixed	7.49%	77.1%	639	7%	7.63%	76.7%	642	8%	7.52%	76.9%	639	8%
30-Year Fixed Interest-only	6.62%	79.0%	670	0%	7.04%	51.6%	654	0%	7.60%	75.9%	669	0%
Other Products	10.09%	96.2%	675	3%	9.88%	94.2%	680	2%	10.13%	95.6%	676	2%

	7.61%	82.3%	628	100%	7.73%	82.2%	628	100%	7.67%	82.8%	629	100%